NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND NO TRANSFER OR ASSIGNMENT OF THIS WARRANT OR THE SHARES ISSUABLE UPON ITS EXERCISE MAY BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS OR THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION PROVISIONS THEREOF IN RESPECT OF SUCH TRANSFER OR ASSIGNMENT.


                            THE LEATHER FACTORY, INC.
                             STOCK PURCHASE WARRANT
                 200,000 SHARES COMMON STOCK, $0.0024 PAR VALUE

         This is to certify that, for value received, Evert I. Schlinger, his successors and registered assigns, is entitled upon the due exercise hereof at any time during the period commencing on August 3, 1998 and terminating at 5:00 P.M., Central Time, on August 3, 2003 to purchase Two Hundred Thousand (200,000) shares of the $0.0024 par value Common Stock of The Leather Factory, Inc. at a price per share as specified in Section 2 of this Warrant and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions specified herein.

         1. Certain  Definitions.  Unless the context  otherwise  requires,  the
            ---------------------
following terms as used in this Warrant incorporated by reference herein shall have the following meanings:

         Common Stock.  The Company's  $0.0024 par value Common Stock, any stock
         -------------
into which such stock shall have been changed or any stock resulting from reclassification of such stock.

         Company.  The Leather Factory, Inc.,  a Delaware  corporation, and  its
         --------
successors and assigns.

         Exercise Price.  The price specified in Section 2 hereof.
         ---------------

         Holder or Warrant Holder. Evert I. Schlinger, an individual residing in
         -------------------------
Santa Ynez, California, and his successors and registered agents of this Warrant.

         2. Exercise  Price.  The Exercise  Price per share shall be $0.4375 for
            ---------------
each share of Common Stock covered by this Warrant.

         3. Exercise. This Warrant may be exercised by the Holder, as to some or
            ---------
all, but not less than 50,000 shares at any one time of exercise, of the shares of Common Stock covered hereby, by surrender of this Warrant at the Company's principal office at 3847 E. Loop 820 South, Fort Worth, Texas 76119, Attn:
Corporate Secretary (or such other address as the Company may advise the registered Holder hereof by notice given by certified or registered mail), with the form of election to subscribe attached hereto duly executed and upon tender of payment to the Company of the Exercise Price for shares so purchased in cash or by check. Upon the date (the "Exercise Date") of receipt of the foregoing by the Company, this Warrant shall be deemed to have been exercised and the person exercising the same to have become a holder of record of shares of Common Stock (or of the other securities or property to which he, she or it is entitled upon such exercise) purchased hereunder for all purposes, and certificates for such shares so purchased shall be delivered to the Holder or his transferee within a reasonable time (not exceeding fifteen business days), after this Warrant shall have been exercised as set forth hereinabove. In the event of a partial exercise of this Warrant as provided in the Section 3, the holder shall be entitled to the delivery of a new Warrant certificate representing the rights not yet exercised.

         4. Taxes.  The  issuance  of any stock or other  certificate  upon  the
            ------
exercise of this Warrant shall be made without charge to the registered Holder hereof for any tax in respect of the issuance of such certificate. The Company shall not, however, be required to pay any transfer or other similar tax (if any) that is payable in respect of any transfer involved in the issuance and delivery of this Warrant or the exercise of the Warrant.

         5. Securities  Registration  Exemptions.  By accepting delivery of this
            ------------------------------------
Warrant, the holder acknowledges and agrees that this Warrant and the shares of the Common Stock to be issued pursuant to the exercise hereof shall be issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. Also, the holder acknowledges, upon exercise of this Warrant, the stock certificates issued pursuant to that exercise shall bear appropriate restrictive legends and the shares of Common Stock evidenced by the certificates shall be "restricted securities" as defined in Securities and Exchange Commission Rule 144 and shall be subject to the limitations in that rule on the manner and amount of shares that can be sold during the applicable holding period.

         6. Warrant  Register.  The Company shall at all times while any portion
            ------------------
of this Warrant remains outstanding and exercisable keep and maintain at its principal office a register in which the registration, transfer and exchange of this Warrant shall be provided for. The Company shall not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant. If at any time, the Company shall appoint an agent (the "Warrant Agent") to maintain such register, the Company shall promptly give notice by certified or registered mail to the registered Holder hereof of the name of such Warrant Agent and of the place or places at which this Warrant may be presented for transfer, exchange or exercise.

         7. Transfer.  Except as otherwise  provided herein (including Section 5
            ---------
hereof), this Warrant and all rights hereunder are transferable by the Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the form of transfer authorization attached hereto duly executed. Absent any such transfer, the Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. Notwithstanding anything herein to the contrary, this Warrant shall not be transferred so that the holder holds the right to purchase fewer than Fifty Thousand (50,000) shares of the Company's Common Stock.

         8. Covenants of the Company.  The Company covenants and agrees that all
            -------------------------
shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise in full of the rights represented by this Warrant. The Company will provide to or make available to, as the case may be, the Holder of this Warrant the same information, reports and notices as it shall provide to, or make available to, the holder of its Common Stock.

         9. Notices.  Any notice  required or permitted  to  be given  hereunder
            --------
shall be in writing and shall be deemed given upon the earlier of actual receipt or forty-eight (48) hours after deposit in the United States Postal Service as certified mail, return receipt requested with postage prepaid. Notice to any party other than the Holder shall be made to the most recent address maintained by the Company in its records. Notices to the Company or the Holder shall be given to the address indicated below:

         If to the Company:
                  The Leather Factory, Inc.
                  3847 E. Loop 820 South
                  Fort Worth, Texas 76119

         If to the Holder:
                  Evert I. Schlinger
                  1944 Edison Street
                  Santa Ynez, California 93480

Either party may change the address for notices under this Section 9 by giving written notice thereof to the other party.

         10. Lost, Stolen,  Mutilated,  or Destroyed  Warrants.  If this Warrant
             --------------------------------------------------
shall become lost, stolen, mutilated, or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion impose, issue a new warrant of like denomination, tenor, and date as the warrant so lost, stolen, mutilated, or destroyed. Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed warrant shall be at any time enforceable by anyone.

         11.  Applicable Law. The validity,  interpretation,  and performance of
              ---------------
this Warrant shall be governed by the laws of the State of Texas.

         12.  Successors  and  Assigns.  This  Warrant and the rights  evidenced
              -------------------------
hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the Holder hereof and, the Holder of the shares of Common Stock issued upon the exercise hereof, and shall be enforceable by any such Holder.

         13.  Headings.  Headings  of the  paragraphs  in this  Warrant  are for
              ---------
convenience and reference only and shall not, for any purpose, be deemed a part of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of this 3rd day of August 1998, by its Chief Financial Officer and attested by its Assistant Secretary and its corporate seal affixed.

                                    THE LEATHER FACTORY, INC.



                                    By:      /s/ Anthony C. Morton
                                       -------------------------------------
                                         Anthony C. Morton
                                         Chief Financial Officer & Treasurer

ATTEST:



      /s/ Robin L. Morgan
-----------------------------------
          Assistant Secretary



(CORPORATE SEAL)

                                    EXHIBIT A

           [Subscription Form to be Executed upon Exercise of Warrant]

         The undersigned, registered holder or assignee of such registered holder of the within Warrant, hereby (1) subscribed for _____ shares (not less than 50,000 shares) which the undersigned is entitled to purchase under the terms of the within Warrant, (2) makes the full cash payment called for by the Warrant, and (3) directs that the shares issuable upon exercise of said Warrant be issued as follows:



                                        --------------------------------
                                                  (Name)


                                        --------------------------------
                                                  (Address)


                                        --------------------------------
                                                  (Signature)

Dated:

                                    EXHIBIT B

                                  [Assignment]


(To be executed by the registered holder to effect a transfer of the within Warrant)


         FOR VALUE  RECEIVED  ____________________________________  hereby sell, assign and transfer unto  _________________________,  of  _____________________, the right to purchase ____ shares (not less than 50,000 shares) evidenced by the within Warrant, and do hereby irrevocably constitute and appoint _________________________________ to transfer such right on the books of the Company, with full power of substitution.

Dated: _________________________.

                                        --------------------------------
                                                    Signature

                                  EXHIBIT 10.1